Exhibit 99.2

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information reflects the historical statements of revenues and direct operating expenses of approximately 27,990 net acres of oil and gas properties and interests in 40 wells located in the Niobrara formation of the DJ Basin, Colorado (the “Acquired Assets”) acquired by Red Hawk Petroleum, LLC (“Red Hawk”), a wholly-owned subsidiary of PEDEVCO Corp. (the “Company”), from Continental Resources, Inc. (“Continental”).  This acquisition is described further below.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined financial information and accompanying notes have been prepared to reflect the pro forma effects of the following:

Purchase of Wattenberg Asset

On January 21, 2014, Red Hawk entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Continental, pursuant to which the Company agreed to acquire Continental’s interests (the “Continental Acquisition”) in approximately 28,727 net acres of oil and gas properties and interests in 40 wells located in the Niobrara formation of the DJ Basin, Colorado, including approximately 2,200 net acres in the Wattenberg Area, for $30 million in cash (subject to customary post-closing adjustments).

On March 7, 2014, the Company completed the Continental Acquisition and used a portion of funds from the initial closing of a $50 million financing facility with RJ Credit LLC. and other lenders of which $34.5 million was borrowed initially to pay the Final Purchase Price to acquire Continental's properties. As described below, the Note Purchase Agreement further provided that the Company convey 50% of the lease acreage and working interests acquired from Continental to RJ Corp. as additional consideration for the financing.

Note Purchase Agreement and Sale of Secured Promissory Notes

On March 7, 2014, the Company entered into a $50 million financing facility between the Company, BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJ Credit LLC (“RJC”), as investors (collectively, the “Investors”), and BAM Administrative Services LLC, as agent for the Investors (the “Agent”).   Pursuant to the Note Purchase, the Company initially issued the Investors Secured Promissory Notes in the aggregate amount of $34.5 million (the “Initial Notes”) and provided for an additional $15.5 million available under the financing agreement to fund the Company’s future drilling costs.

The Initial Notes bear interest at the rate of 15% per annum, payable monthly in arrears, on the first business day of each month beginning April 1, 2014 (in connection with the Initial Notes), provided that upon the occurrence of an event of default, the Initial Notes bear interest at the lesser of 30% per annum and the maximum legal rate of interest allowable by law. We can prepay all or any portion of the principal amount of Initial Notes, without premium or penalty.  The Initial Notes include customary events of default.

The Initial Notes are due and payable on March 6, 2017 (the “Maturity Date”), and may be repaid in full without premium or penalty at any time. Additionally, we are required on the third business day of each month, commencing on April 1, 2014, to prepay the Initial Notes in an amount equal to the lesser of (a) the outstanding principal amount of the Initial Notes or (b) twenty-five percent (25%) of the aggregate of all net revenues actually received by us and our subsidiaries (other than net revenues received by Asia Sixth, unless and to the extent received by us in the United States) or for the immediately preceding calendar month (or such pro rata portion of the first month the payment is required).  The Initial Notes also provide that RJC is to be repaid (i) accrued interest, only after all of the other Investors are repaid any accrued interest due and (ii) principal, only after all of the other Investors are repaid the full amount of principal due under their Initial Notes, and (iii) that any funding in connection with Subsequent Notes will be made solely by RJC.

The amount outstanding under the Initial Notes is secured by a first priority security interest in all of our subsidiaries, assets, property, real property, intellectual property, securities and proceeds therefrom, granted in favor of the agent for the benefit of the Investors. Additionally, the Company granted a mortgage and security interest in all of our and our subsidiaries real property as located in the state of Colorado (including those assets acquired pursuant to the Continental Acquisition) and the state of Texas.  Additionally, our obligations under the Initial Notes, Note Purchase Agreement and related agreements were guaranteed by our wholly-owned and majority owned direct and indirect subsidiaries.

As additional consideration for RJC providing the loan evidenced by its Initial Notes and agreeing to provide the funding from the Subsequent Notes, on March 7, 2014, the Company entered into the following transactions in favor of RJC and its affiliate RJ Corp.:

●
Red Hawk Purchase - A Purchase and Sale Agreement between Pacific Energy Development Corp.’s (the Company’s wholly-owned subsidiary, “PEDCO”), the Company’s wholly-owned subsidiary, Red Hawk, and RJ Corp. (the “Red Hawk Purchase”); which required the Company to convey 50% of the mineral interests and leases acquired in the Continental Acquisition to RJ Corp. The agreement also provided that for three years from March 7, 2014, RJ Corp. does not have the right to propose or conduct any operations on the property acquired pursuant to the Red Hawk Purchase, unless (a) approved by Red Hawk, or (b) unless Red Hawk fails to execute the portion of the then current capital expenditure plan related to such applicable assets, provided that RJ Corp. may not (i) propose to drill more wells on such lands during the calendar year covered by such capital expenditure plan than are prescribed in the portion of such applicable capital expenditure plan and (ii) propose or conduct any operations on such lands during the following calendar year in excess of the operations budgeted for in the portion of such applicable capital expenditure plan.

●
Asia Sixth Purchase - The Asia Sixth Purchase Agreement between PEDCO and RJ Corp. (the “Asia Sixth Purchase”); the principal terms of which required the conveyance of 50% of the Company’s 51% interest in Asia Sixth once acquired by PEDCO and if any part of the $10 million deposit previously paid by the Company in connection with the Shares Subscription Agreement is returned to the Company, 50% of any such returned funds will be paid to RJ Corp.

●
Membership Purchase and Plan of Merger - A Membership Interest Purchase Agreement between PEDCO and RJ Corp. (the “Membership Purchase”), pursuant to which (i) PEDCO transferred 50% ownership of PEDCO MSL Merger Sub, LLC, a Nevada limited liability company (“MSL Merger Sub”), which was wholly-owned by PEDCO to RJ Corp., (ii) PEDCO’s wholly-owned subsidiary, Pacific Energy Development MSL, LLC (“PEDCO MSL”) merged with and into MSL Merger Sub, with MSL Merger Sub being the surviving entity in the merger, and (iii) MSL Merger Sub changed its name to Pacific Energy Development MSL, LLC.  The effective result of the Membership Purchase and Plan of Merger was that RJ Corp. now owns 50% of PEDCO MSL, which owns all of the interests in the Mississippian Asset.

As a result of the transactions effected by the Red Hawk Purchase, Asia Sixth Purchase, Membership Purchase and Plan of Merger, RJ Corp. acquired ownership of 50% of all of the Company’s oil and gas assets and properties acquired in connection with the Continental Acquisition, rights to 50% of the Company's right to acquire Asia Sixth which owns the oil and gas assets and properties in Kazakhstan pursuant to the Shares Subscription Agreement, and effective ownership of 50% of the Mississippian Asset. In return, the Company received the financing agreement to acquire the Continental Assets and provide for future drilling funds and obtain a strategic partner to fund its own portion of the drilling costs for the development of the Company’s properties.

In connection with the financing with RJ Corp, the Company allocated a portion of the proceeds from the financing to the promissory notes and a portion to the sales of (i) 50% of the Continental asset, (ii) 50% of the Company's investment in Asia Sixth and (iii) 50% of the Mississippian Asset on a relative fair value basis. To the extent the proceeds of the financing exceed the portion allocated to the debt the Company recorded a debt discount. To the extent the sales price attributable to the assets was less than the net book value, the Company recorded a loss on sale of assets.

The following unaudited pro forma combined balance sheet as of December 31, 2013, gives effect to the above described transactions as if it had been consummated on December 31, 2013. The unaudited pro forma combined statements of operations for the year ended December 31, 2013 give effect as if the transactions had been consummated on January 1, 2013. The unaudited pro forma combined financial statements and accompanying notes should be read together with the audited financial statements of the Company and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 incorporated herein by reference, the unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2014 included in its Quarterly Report on Form 10-Q for the period then ended and incorporated herein by reference, the Company’s subsequent filings with the Securities and Exchange Commission and the historical Statements of Revenues and Direct Operating Expenses of the Assets acquired.

The accompanying Unaudited Pro Forma Combined Financial Statements and Notes have been prepared in accordance with GAAP. It is the Company’s understanding, that the SEC staff is of the view that the acquisition of a working interest in producing oil and gas properties constitutes the acquisition of a business for purposes of determining the financial statement presentation requirements. Therefore, the Purchase Agreement has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The preparation of these Unaudited Pro Forma Combined Financial Statements requires management to make estimates and judgments that may affect the reported amounts of assets, liabilities, revenues and expenses.

Management’s estimates are based on historical experience and assumptions and deemed reasonable under the circumstances and form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent or available from other sources.

2. PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION

The following table summarizes the allocation of the purchase price to the net assets acquired:

Fair value at March 7, 2014
Accounts receivable – oil and gas	$445,749
Inventory	396,482
Oil and gas properties, subject to amortization	26,039,697
Oil and gas properties, not subject to amortization	2,694,029
Total assets	29,575,957

Current liabilities	(948,848)
Asset retirement obligations	(105,287)
Total liabilities	(1,054,135)
Final purchase price	$28,521,822

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	December 31, 2013	Acquisition of Continental Properties	Components of financing: net proceeds from RJ Credit		Pro Forma Combined
		(a)	(b)
Assets
Current assets:
Cash	$6,613,470	$(28,521,822)	$27,393,245	(e )	$5,484,893
Accounts receivable - oil and gas	110,547	445,749	-		556,296
Accounts receivable - oil and gas - related party	47,076	-	-		47,076
Accounts receivable - related party	78,830	-	-		78,830
Inventory	-	396,482	-		396,482
Deferred financing costs	50,000	-	5,381,755	(e )	6,951,356
			1,519,601	(e )
Prepaid expenses and other current assets	74,310	-	-		74,310
Total current assets	6,974,233	(27,679,591)	34,294,601		13,589,243

Oil and gas properties:
Oil and gas properties, subject to amortization, net	2,173,245	26,039,697	(12,967,204)	(c)	15,245,738
Oil and gas properties, not subject to amortization, net	6,629,394	2,694,029	(1,347,015)	(c)	7,976,408
			(2,643,683)	(f)
			2,643,683	(g)
Total oil and gas properties, net	8,802,639	28,733,726	(14,314,219)		23,222,146

Deposit for business acquisitions	10,019,633	-	(5,000,000)	(d)	5,019,633
Investments - cost method	4,100	-	-		4,100
Total assets	$25,800,605	$1,054,135	$14,980,382		$41,835,122

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$173,475	$-	$-		$173,475
Accounts payable - related party	2,346,818	-	-		2,346,818
Accrued expenses	1,501,221	948,848	-		2,450,069
Accrued expenses - related party	1,057,265	-	-		1,057,265
Notes payable, Bridge Notes, net of discounts of $316,570	2,633,430	-	-		2,633,430
Notes payable, Secured Promissory Notes, net of discounts of $93,957	-	-	2,160,000	(e)	1,212,053
			(107,985)	(e)

			(101,130)	(f)
			(191,266)	(d)
			(547,566)	(c)
Notes payable – related party	7,126,109	-	-		7,126,109
Total current liabilities	14,838,318	948,848	1,212,053		16,999,219

Long-term liabilities:
Notes payable, Secured Promissory Notes	-	-	32,340,000	(e)	18,145,027
			(1,617,015)	(e)
			(1,514,358)	(f)
			(2,864,108)	(d)
			(8,199,492)	(c)
Asset retirement obligations	75,447	105,287	-		180,734
Total long-term liabilities	75,447	105,287	18,145,027		18,325,761

Total liabilities	14,913,765	1,054,135	19,357,080		35,324,980

Commitments and contingencies

Stockholders equity:
Series A convertible preferred stock $0.001 par value, 100,000 shares authorized -0- shares issued and outstanding at December 31, 2013	-	-	-		-
Common stock $0.001 par value, 200,000 shares authorized 26,121,062 shares issued and outstanding at December 31, 2013	26,121	-	-		26,121
Stock subscription receivable	(10,000,000)	-	-		(10,000,000)
Additional paid-in capital	51,782,870	-	1,519,601	(e )	53,302,471
Accumulated deficit	(30,922,151)	-	(1,028,195)	(f)	(39,462,133)
			(5,567,161)	(c)
	-		(1,944,626)	(d)
Non-controlling interest	-	-	2,643,683	(g)	2,643,683

Total stockholders’ equity	10,886,840	-	(4,376,698)		6,510,142

Total liability and stockholders’ equity	$25,800,605	$1,054,135	$14,980,382		$41,835,122

(a) To record the allocation of the $28,521,822 purchase price to the net assets acquired.
(b) To record the allocation of the $27,393,245 net proceeds from the RJC financing.
(c) To record 50% of the Red Hawk oil and gas properties conveyed to RJ Corp. in conjunction with financing.
(d) To record 50% of the Asia Sixth interest conveyed to RJ Corp. in conjunction with financing.
(e) To record the allocation of RJC financing (net proceeds) to sale of assets and additional debt discount.
(f) To record the loss on conveyance of the MSL property and the non-controlling interest created in PEDCO MSL upon transfer of 50% ownership of PEDCO MSL to RJ Corp.
(g) To record the gross up of oil and gas property and associated noncontrolling interest upon the consolidation of MSL.

PEDEVCO CORP.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	PEDEVCO Historical	Acquisition of Continental Properties	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Oil and gas sales	$743,656	$5,687,407	$-		$6,431,063

Operating expenses:
Lease operating costs	648,462	657,726	-		1,306,188
Selling, general and administrative expense	7,149,103	-	-		7,149,103
Impairment of goodwill	-	-	-		-
Impairment of oil and gas properties	3,302,803	-	-		3,302,803
Loss on oil and gas property acquisition deposit	200,000	-	-		200,000
Loss on settlement of payables	8,455	-	-		8,455
Depreciation, depletion, amortization and accretion	437,040	-	-		437,040

Total operating expenses	11,745,863	657,726	-		12,403,589

Loss from equity method investments	(5,778,021)	-	-		(5,778,021)
Operating income (loss)	(16,780,228)	5,029,681	-		(11,750,547)

Other income (expense):
Interest expense	(1,591,405)	-	(10,851,730)	(a)	(12,443,135)
Interest income	196,871	-	-		196,871
Gain on change in derivative fair value	14,005	-	-		14,005
Other income	15,294	-	-		15,294
Total other expense	(1,365,235)	-	(10,851,730)		(12,216,965)

Net loss	$(18,145,463)	$5,029,681	(10,851,730)		$(23,967,512)
Net loss per common share:
Basic and diluted	$(1.07)				$(1.41)

Weighted average number of common shares outstanding:
Basic and diluted	16,996,470				16,996,470

Pro Forma Adjustments:
(a)   Adjustment to recognize additional interest expense related to the Initial Notes as if outstanding as of January 1, 2013 of $5,122,300 and the amortization of discount of $3,935,729 and deferred financing costs of $1,793,701.